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                                                                   Exhibit 23.02


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated October 24, 1999, relating to the consolidated statements of The Internet Broadcasting Company, Inc., which appears on page F3 of Form 8K of insci-statements.com, corp. dated January 12, 2000, and to the reference to our Firm under the caption "Experts" in the Prospectus.


                                         GOLDSTEIN LEWIN & CO.


Boca Raton, Florida
January 19, 2000